EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-183733) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2012 and the Unum Group Stock Incentive Plan of 2017,
2.Registration Statement (Form S-8 No. 333-218226) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2017,
3.Registration Statement (Form S-8 No. 333-239239) of Unum Group pertaining to the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021 and the Unum Group 2020 Employee Stock Purchase Plan,
4.Registration Statement (Form S-8 No. 333-265246) of Unum Group pertaining to the Unum Group 2022 Stock Incentive Plan,
5.Registration Statement (Form S-8 No. 333-269981) of Unum Group pertaining to the Unum Group Approved Profit Share Scheme (Ireland),
6.Registration Statement (Form S-3ASR No. 333-271511) of Unum Group, and
7.Registration Statement (Form S-8 No. 333-292256) of Unum Group pertaining to the Unum European Holding Company Limited SAYE Share Option Scheme 2025;

of our reports dated February 17, 2026, with respect to the consolidated financial statements and schedules of Unum Group and subsidiaries and the effectiveness of internal control over financial reporting of Unum Group and subsidiaries included in this Annual Report (Form 10-K) of Unum Group for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Chattanooga, Tennessee
February 17, 2026